CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-211153, 333-203817, 333-184958, 333-174032, 333-158932, 333-148712, 333-145201, 333-145199, 333-85558, 333-53036, and 333-11757) of Tetra Tech, Inc. of our report dated November 20, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Los Angeles, California
November 20, 2017